EXHIBIT 1
JOINT FILING AGREEMENT
In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the Shares of Allied Healthcare International Inc., and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filings.
The undersigned further agree that each party hereto is responsible for the timely filing of such Statement on Schedule 13D and any amendments thereto, and for the accuracy and completeness of the information concerning such party contained therein; provided, however, that no party is responsible for the accuracy or completeness of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.
This Joint Filing Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.
IN WITNESS WHEREOF, the undersigned have executed this Agreement as of April 21, 2011

OCTAVIAN SPECIAL MASTER FUND, L.P.
By:	Octavian Global Partners, LLC
General Partner

By:	Octavian Management, LLC
Managing Member

By:	/s/ Richard A. Hurowitz
Name:	Richard Hurowitz
Title:	Managing Member

TIBERIUS OC FUND, LTD.
By:	/s/ Richard A. Hurowitz
Name:	Richard A. Hurowitz
Title:	Director

OCTAVIAN GLOBAL PARTNERS, LLC
By:	Octavian Management, LLC
Managing Member

By:	/s/ Richard A. Hurowitz
Name:	Richard Hurowitz
Title:	Managing Member

OCTAVIAN MANAGEMENT LLC
By:	/s/ Richard A. Hurowitz
Name:	Richard Hurowitz
Title:	Managing Member

OCTAVIAN ADVISORS, LP
By:	Octavian Asset Management, LLC,
General Partner

By:	/s/ Richard A. Hurowitz
Name:	Richard Hurowitz
Title:	Managing Member

OCTAVIAN ASSET MANAGEMENT LLC
By:	/s/ Richard A. Hurowitz
Name:	Richard Hurowitz
Title:	Managing Member

/s/ Richard Hurowitz
Richard Hurowitz